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                                                                     Exhibit 5.1

                                  FORM OF
                          Northrop Grumman Corporation
                             1840 Century Park East
                          Los Angeles, California 90067

__________, 2002

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067

Ladies and Gentlemen:


       I am a member of the bars of the States of New York and California. I am also Corporate Vice President and Secretary of Northrop Grumman Corporation, a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of shares of common stock, par value $1.00 per share (the "Northrop Grumman Shares"), to be issued in exchange for shares of (i) common stock, par value $0.625 per share (the "Common Stock"), of TRW Inc., an Ohio corporation ("TRW"); (ii) Cumulative Serial Preference Stock II, $4.40 Convertible Series I, no par value per share of TRW (the "Series 1 Shares") and (iii) Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share of TRW (the "Series 3 Shares" and, together with the Common Stock and the Series 1 Shares, "TRW Shares").

       I have examined the Company's certificate of incorporation and bylaws and originals or copies certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. Based on the foregoing, I am of the opinion that the Northrop Grumman Shares will, when issued in exchange for TRW Shares as contemplated by the offer to exchange forming part of the Registration Statement, be duly authorized, validly issued, fully paid and non-assessable.

       I hereby consent to the use of my name under the caption "Legal Matters" in the Form S-4 and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        ---------------------------
                                        Name:  John H. Mullan
                                        Title: Corporate Vice President and
                                        Secretary